EXHIBIT 99.1
FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION:
Investor Relations: Joan Wolf 631-650-6201

VICON ANNOUNCES SPECIAL CASH DIVIDEND AND SETS RECORD AND MEETING DATES FOR ITS ANNUAL SHAREHOLDERS MEETING

Edgewood, NY - June 9, 2014 - Vicon Industries, Inc. (VII: NYSE-MKT) (“Vicon”) announced today that its Board of Directors has declared a special cash dividend of $0.55 per common share in connection with the anticipated closing of the proposed merger with IQinVision, Inc. (“IQinVision”). The special cash dividend will be payable to Vicon shareholders of record as of the close of business on July 11, 2014. Payment of the special cash dividend is conditioned upon, and will occur within 15 days after, the closing of the proposed merger. The closing is expected to occur before the end of the fourth quarter of Vicon’s current fiscal year, which ends on September 30, 2014, subject to satisfaction of the closing conditions, including receipt of Vicon shareholder approval for the proposal to issue Vicon common shares pursuant to the merger agreement.

Vicon also announced today that it has established a record date of July 11, 2014 and a meeting date of August 28, 2014 at 10:00 a.m. Eastern Daylight Time for its 2014 annual meeting of shareholders to be held at the principal executive offices of Vicon, which are located at 131 Heartland Boulevard, Edgewood New York 11717. At the annual meeting, Vicon shareholders will vote to approve the issuance of shares of Vicon common stock in connection with the proposed merger with IQinVision, as well as on matters customarily placed before shareholders at the annual meeting. Vicon shareholders of record at the close of business on July 11, 2014 will be entitled to receive notice of the annual meeting and to vote at such annual meeting.

Because Vicon has moved the date of its annual meeting by more than 30 days from the date of last year’s annual meeting, the deadline for submissions of shareholder proposals relating to the annual meeting has changed from the dates specified in last year’s proxy statement. To be considered for presentation by Vicon at the meeting, shareholder proposals, including proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received by the Secretary of Vicon at Vicon Industries, Inc., 131 Heartland Boulevard, Edgewood, New York 11717, no later than Monday, June 23, 2014.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger involving Vicon and IQinVision. On May 29, 2014, Vicon filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which contains a preliminary proxy statement/prospectus/consent solicitation and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The proxy statement/prospectus/consent solicitation contains information about Vicon, IQinVision, those proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. The final proxy statement/prospectus/consent solicitation and other documents that will be filed by Vicon with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Joan Wolf at Vicon Investor Relations at (631) 650-6201. Once the registration statement has been declared effective, a final proxy statement/prospectus/consent solicitation will be mailed to shareholders of Vicon and shareholders of IQinVision.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in Solicitation

Vicon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Vicon’s shareholders with respect to the matters relating to the proposed merger. IQinVision may also be deemed a participant in such solicitation. Information regarding Vicon’s executive officers and directors is available in Vicon’s proxy statement on Schedule 14A, filed with the SEC on April 1, 2013 and will be available in the final proxy statement/prospectus/consent solicitation when it becomes available. Information regarding any interest that Vicon, IQinVision or any of the executive officers or directors of Vicon or IQinVision may have in the transaction with IQinVision is set forth in the proxy statement/prospectus/consent solicitation that Vicon filed with the SEC on May 29, 2014.

Vicon Forward-Looking Statements

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to the expected completion and outcome of the merger and the transactions contemplated by the merger agreement and related agreements. Vicon disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary shareholder approval for the proposed merger with IQinVision and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; as well as risks detailed from time to time in Vicon’s Form 10-K under the caption “Risk Factors” and in its other reports filed with the U.S. Securities and Exchange Commission, including the proxy statement/prospectus/consent solicitation filed by Vicon with the SEC on May 29, 2014. Copies of Vicon’s public disclosure filings are available from its investor relations department and its website under the investor relations tab at http://www.vicon-security.com.